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LIVENT ANNOUNCES AGREEMENT TO DOUBLE ITS OWNERSHIP STAKE IN NEMASKA LITHIUM TO 50 PERCENT

PHILADELPHIA, May 2, 2022 – Livent Corporation (NYSE: LTHM) today announced that it has agreed to double its ownership interest to 50% in Nemaska Lithium Inc. (“Nemaska”), a fully integrated lithium hydroxide development project located in Québec, Canada.  Livent will issue 17,500,000 shares of its common stock to The Pallinghurst Group (“Pallinghurst”) and its investors to acquire their half of Québec Lithium Partners (“QLP”). Livent already owns the other half of QLP.  Following the close of the transaction, QLP will become a wholly owned subsidiary of Livent, and Livent will in turn own 50% of Nemaska through QLP.  Investissement Québec (“IQ”) will remain the owner of the remaining 50% interest in Nemaska.
“Livent is committed to the success of the Nemaska lithium project and increasing its ownership reflects this commitment,” said Paul Graves, president and chief executive officer of Livent.  “We believe that Nemaska, as a large and low-cost integrated lithium hydroxide project, will be an important part of the supply of sustainable critical battery materials.  Nemaska will further strengthen Livent’s global footprint and is strategically located to serve growing lithium demand in North America and Europe.  We will continue to work closely alongside the Government of Québec to ensure that Nemaska becomes a leading supplier of battery-grade hydroxide.  The progress of Nemaska to its current advanced stage of engineering would not have been possible without the critical contributions of Pallinghurst and we look forward to continuing to work with them on further development of Nemaska, as a major investor in Livent.”

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Livent will continue to have responsibilities with Nemaska in the development and future production and commercialization of the project.  Further information regarding its investment will be provided during Livent’s upcoming earnings call on May 3rd, 2022.
“Nemaska has made significant progress with its strategic plans under QLP’s leadership. We will merge our interests in an all-share transaction and our investors are excited to continue to be exposed to Nemaska as long-term shareholders in Livent,” said Arne H. Frandsen and Andrew Willis, Co-Founders and Managing Partners of Pallinghurst.  “We are committed to the success of Nemaska through our investment in Livent, as part of the development of Pallinghurst’s broader battery materials presence in Québec.”
For the past eighteen months, the Nemaska team and its shareholders have invested significant resources in securing the future of Nemaska, including progressing an optimization study focused on improving and enhancing the entire value chain from mine to battery grade materials. In doing so, it has ensured a strong focus on sustainability and a zero-carbon footprint through the use of green hydroelectric power and the implementation of strong ESG principles. The conclusion of this optimization study and a final construction decision are expected by the end of the third quarter of this year. Nemaska is expected to be a fully integrated asset with 34,000 metric tons of nameplate capacity of battery-grade lithium hydroxide with first production in 2025.
The transaction will fully settle all financial obligations of Livent towards Pallinghurst. The closing of the transaction is subject to customary conditions, including, among other things, the expiration of certain notice periods required by applicable law.
About Livent
For nearly eight decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The Company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent has a combined workforce of approximately 1,100 full-time, part-time, temporary, and contract employees and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit Livent.com.

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About The Pallinghurst Group
Pallinghurst is a leading private investor in the global natural resources sector. Pallinghurst’s firm focus is on investing in the entire value-chain of sustainably sourced battery and fuel-cell materials. It is a partnership that prides itself on being an active investor, always participating in the management and development of the companies and assets it invests in. Since its formation, Pallinghurst has deployed in excess of US$2 billion of equity in responsibly developing, building and operating major resource projects in North America, Europe, Africa and Australia. In addition to lithium, currently, it has investments in platinum, graphite and nickel companies. More information about Pallinghurst is available at www.pallinghurst.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “will continue to,” "will likely result," “should,” “expect,” “expects,” “intends,” “plans,” “anticipates,” “believe,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “forecast,” “future,” “is confident that,” “plans,” or “projects,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Livent, may include projections of Livent’s future financial performance, Livent’s anticipated growth strategies and anticipated trends in Livent’s business, including without limitation, our capital expansion plans and development of the Nemaska project. These statements are only predictions based on Livent’s current expectations and projections about future events. There are important factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Additional factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements include a decline in the growth in demand for electric vehicles; increased supply chain disruptions in the electric vehicle manufacturing industry; volatility in the price for performance lithium compounds; adverse global economic conditions; competition; quarterly and annual fluctuations of our operating results; risks relating to Livent’s planned production expansion and related capital expenditures, including any further suspension of our expansion efforts; the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input; liquidity and access to credit; reduced customer demand, or delays in growth of customer demand, for higher performance lithium compounds; the success of Livent’s research and development efforts; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina, China and other countries where Livent has active operations; customer concentration and the delay or loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; increases in the price of energy and raw materials or broader global inflationary pressures; employee attraction and retention; union relations; cybersecurity breaches; our ability to protect our intellectual property rights; the lack of proven reserves; legal and regulatory proceedings; including any shareholder lawsuits; compliance with environmental, health and safety laws; changes in tax laws; risks related to ownership of our common stock, including price fluctuations and lack of dividends; events outside our control that could prevent us from achieving our sustainability goals; as well as the other factors described under the caption entitled “Risk Factors” in Livent’s 2021 Form 10-K filed with the Securities and Exchange Commission on February 28, 2022 and our subsequent Forms 10-Q filed with the Securities and Exchange Commission. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.
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